U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 20, 2013

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Exact name of small business issuer as specified in its charter)

Nevada	000-54521	27-2841739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

3651 Lindell Rd., Ste D#422, Las Vegas, NV 89103
(Address of principal executive offices)

702-473-8227
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement

Agency Agreement:

On May 20, 2013,  American Graphite Technologies Inc. entered into an agency agreement with Carter Terry & Company (“CT”)  whereby the Company has engaged CT to act as a non-exclusive financial advisor investment bank and placement agent on a “best efforts” basis for a period of twelve months, with an option to extend for an additional six months.  CT will assist the Company in one or more capital raises which might result in a private placement, merger, acquisition, sale of assets, sale of common stock, sale of ownership interest or any other financial transaction.   The Company is seeking to raise additional investment capital to fund its current projects.

In consideration of CT entering into the  agreement, the Company is required to:

a) pay to CT a fee by way of 75,000 restricted shares of the common stock of the Company;

b) pay a success fee by way of cash consideration of 10% of the amount for any capital raised other than anequity line and 4% cash consideration for an equity line or equity enhanced program and pay an amount ofrestricted shares equal to 10,000 shares per $100,000 of capital raise for a period of two years.   The shares will have piggy back registration rights.  The Company shall also be responsible for the payment of any expenses related to the entry into and drafting of any documents as required, subject to prior approval on any expenditures exceeding $2,500.

Private Placement Agreements:

On May 9th and May 20th, 2013 respectively, we entered into Private Placement Agreements  with one U.S. investor and  non-US investor pursuant to which, the investors have funded a total of $95,000 by way of a private placement units subscription agreement for a total of 188,000 units of the common stock of the Company at a price of $0.45 per unit, each unit consisting of one share and one share purchase warrant entitling the subscriber to purchase one additional share of common stock at $0.75 per share within one year from the original date of the    private placement.   This placement was not introduced to the Company by CT.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On June 13, 2013, the Company issued the 75,000 restricted shares of common stock to CT as required under the Agreement.   We issued the shares relying on Rule 506 of Regulation D relying on the exemption provided under Section 4(2) of the Securities Act of 1933.

On June 17, 2013, we issued 65,736 shares of our common stock at a price of $0.76062 per share for gross proceeds of $50,000, pursuant to the a draw down notice under our financing agreement with that we entered into on August 29, 2012 whereby the investor will make available up to $2,500,000 by way of advances until August 29, 2013 in accordance with the terms of the agreement.  We issued the shares to one (1) non-US individual (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

On June 19, 2013, we issued the 188,000 units of our common stock at a price of $0.45 per unit for gross proceeds of $95,000, pursuant to the private placement subscription agreements detailed above.  Each unit included one share of common stock and one share purchase warrant to purchase one additional share of common stock at $0.75 per share for a period of one year from the date of subscription. The agreements were with one (1) U.S. individual and one (1) non-US individual.

We issued the shares to one (1) non-US individual (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933 and to one U.S. individual relying on Rule 506 of Regulation D relying on the exemption provided under Section 4(2) of the Securities Act of 1933.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Number	Description
10.1	Agency Agreement between the Company and Carter Terry	Filed herewith
10.2	Form of Subscription Agreement for Draw Down	Incorporated by reference to our Form 8-K filed with the SEC on September 11, 2012.
10.3	Form of Private Placement Units Subscription Agreement	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

American Graphite Technologies Inc.

Date: June 19, 2013	By:	/s/ Rick Walchuk
	Name:	Rick Walchuk
	Title:	President, Secretary, Treasurer and Director